UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2013
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of The Andersons, Inc. was held on May 10, 2013 to elect nine directors and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. The results of the voting are as follows:

Proposal 1 - Election of Directors:

Director	For	Against	Withheld	Non Votes
Michael J. Anderson	14,483,092	—	382,498	2,522,625
Gerard M. Anderson	6,970,386	—	7,895,204	2,522,625
Catherine M. Kilbane	11,747,779	—	3,117,811	2,522,625
Robert J. King, Jr.	14,367,375	—	498,215	2,522,625
Ross W. Manire	14,507,520	—	358,070	2,522,625
Donald L. Mennel	11,948,985	—	2,916,605	2,522,625
David Nichols	11,877,695	—	2,987,895	2,522,625
John T. Stout, Jr.	14,728,467	—	137,123	2,522,625
Jacqueline F. Woods	11,760,975	—	3,104,615	2,522,625

Proposal 2 - Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2013:

For:	17,071,086
Against:	202,105
Abstain:	115,024
Non Votes:	2,522,625

Proposal 3 - An advisory vote on executive compensation, as provided in the proxy:

For:	14,302,663
Against:	362,454
Abstain:	200,473
Non Votes:	2,522,625

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

July 22, 2013	By:	/s/ John Granato

Name: John Granato
Chief Financial Officer
(Principal Financial Officer)